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                                                                   Exhibit 10.21


 .
                             EMPLOYMENT AGREEMENT
                             --------------------



     This Employment Agreement (the "Agreement") is entered into by and between CARDIMA, INC. (the "Company") and GABRIEL B. VEGH ("Vegh").

     1.  Term of the Agreement.  The Company hereby employs Vegh and Vegh hereby
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accepts employment with the Company in an "at-will" employment relationship subject to the termination provisions set forth in paragraph 6 hereof.

     2.  Duties and Obligations.
         ----------------------

     a. Vegh shall be a member of the Board of Directors of the Company pursuant to the terms specified herein and shall be considered a founder of the Company.

     b. Vegh's duties while employed by the Company shall initially be as Executive Vice President and Chief Operating Officer of the Company. In such position, Vegh shall initially have responsibility for all operations of the Company, including product development and sales and marketing, and at all times report to and follow the instructions of the Board of Directors of the Company. It is understood and agreed that the Company intends to hire a Chief Executive Officer as determined in the discretion of the Board of Directors. After the hiring of a Chief Executive Officer, Vegh shall have such title and bear such responsibilities as shall be assigned by the Board of Directors; provided, however, that if (i) such position is not considered an officer of the Company and (ii) Vegh shall not have responsibility for, at a minimum, specified and substantial product development and operational activities, then Vegh may treat such assignment as a termination of employment for purposes of Section 6 of this Agreement.

     c. Vegh agrees that to the best of his ability and experience he will at all times loyally and conscientiously perform all of the duties and obligations required of and from him pursuant to the express and implicit terms hereof, and to the reasonable satisfaction of the Company.

     d. Vegh will execute the Company's Proprietary Information and Inventions Agreement upon his acceptance of employment with the Company.

     3.  Equity Interest in the Company.  In consideration of his agreement with
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the Company, Mr. Vegh shall, concurrent with the execution of this Agreement, enter into a Restricted Stock Purchase
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Agreement (the "Stock Agreement"), pursuant to which he shall be issued 466,667 shares of Common Stock of the Company (the "Shares") for a purchase price of $.01 per share. Under the terms of the Stock Agreement, the Shares shall vest according to the following schedule: (i) 25% immediately and (ii) the remaining 75% over three years ratably on a monthly basis.

     4.  Devotion of Entire Business Time to the Company's Business.
         ----------------------------------------------------------

     a. During the term of his employment, Vegh shall devote all of his business time and attention to the business of the Company and the Company shall be entitled to all of the benefits and profits arising from or incident to all such work, services, and advice of Vegh.

     b. During the term of this Agreement, Vegh shall not, whether directly or indirectly, render any services of a commercial or professional nature to any person or organization, whether for compensation or otherwise, without the prior written consent of the Board of Directors of the Company; provided, however, that it is agreed and acknowledged that Vegh is a stockholder and member of the Board of Directors of Armus Corporation, Inc. ("Armus"), a company engaged in the development, marketing and sale of software to automate the detection of cardiac arrhythmias. If requested by the Board of the Company, after declaration that the business of Armus represents a corporate opportunity of the Company, then Vegh shall resign his position as a member of the Board of Directors of Armus.

     c. During the term of his employment, Vegh shall not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, (other than in Target Therapeutics, Inc.), corporate officer, director, or in any other individual or representative capacity, engage or participate in any business that is competitive in any manner whatsoever with the business of the Company; provided, however, that it is agreed and acknowledged that this representation is subject to the same limitation as b. above.

     5.  Compensation and Benefits.
         -------------------------

     a. The Company shall pay to Vegh a monthly salary of Eleven Thousand Two Hundred Fifty Dollars ($11,250.00), less all applicable withholdings, prorated for any partial employment period and payable in accordance with the Company's payroll schedule. In addition, Vegh shall (a) be paid a bonus equal to 11.1% of the amount paid to him during the current fiscal year, less applicable deductions, as soon as practicable after the end of such fiscal year, and (b) be eligible to receive an additional bonus, at the

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discretion of the Board of Directors of the Company, of up to 11.1% of the
amount paid to him during the current fiscal year, less applicable deductions. After such fiscal year, any adjustments in the monthly salary and any and all bonuses shall be determined by the Board of Directors or an appropriate committee thereof.

     b. Vegh shall be eligible to receive all employee benefits provided to other Company employees pursuant to the Company's policy regarding said benefits, including health insurance coverage.

     6.  Termination of Employment.
         -------------------------

     a. This Agreement is terminable at any time for any reason, with or without cause, by either party hereto. In the event that (i) Vegh's employment is involuntarily terminated by the Company other than for "good cause" or (ii) Vegh voluntarily terminates his employment with the Company directly as a result of the last sentence of Section 2b. of this Agreement, then in either such case, Vegh shall immediately resign from all positions with the Company, including as a member of the Board of Directors, and enter into a consulting arrangement for six months commencing immediately after his termination date during which he shall not compete with the Company. In consideration for such consulting arrangement, he shall continue to be paid his salary and benefits for six months; provided, however, if he shall obtain new employment during such six months, any salary paid pursuant to such arrangement shall be offset from amounts due under this Agreement. For purposes of this Agreement, "good cause" shall mean any of the following: gross misconduct or acts or omission that involve fraud, embezzlement or misappropriation of any property or proprietary information of the Company.

     b. In the event that Vegh dies or is mentally or physically disabled for one hundred twenty (120) consecutive days or for 150 days within any 365 day period, he shall be considered to have terminated his employment and continue to be paid his salary and benefits for one year. As used in this paragraph 6b., "disabled" means the inability of Vegh to diligently and expeditiously perform his duties and obligations under this Agreement.

     c. If the events described in Section 6a. occur or the events described in 6b. occur otherwise than while Vegh is performing his duties, Vegh shall become vested over the following six months in the lesser of (i) an additional six months of shares covered by the Stock Agreement or (ii) the remaining unvested shares pursuant to the Stock Agreement. If the events described in 6b. above occur while Vegh is performing his duties, he shall

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immediately become vested in all remaining shares covered by the Stock
Agreement.

     d. In the event that Vegh's employment is involuntarily terminated by the Company for "good cause," Vegh shall immediately resign from all positions with the Company, including as a member of the Board of Directors and the Company's obligations hereunder shall immediately terminate.

     7.  Miscellaneous.
         -------------

     a.  Effective Date.  This Agreement shall become effective as of the date
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last written below.

     b.  Governing Law.  This agreement shall be interpreted, construed,
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governed and enforced according to the laws of the State of California.  If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain in full force and effect.

     c.  Arbitration.  Any dispute between the parties hereto involving the
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construction or application of any terms or conditions of this Agreement, or any claims arising out of or relating to this Agreement, or the breach thereof, or any claims arising out of the Vegh's employment with the Company or the termination thereof (including but not limited to any claim of violation of statutory right) will be submitted to and settled by final and binding arbitration in Palo Alto, California, in accordance with the rules of the American Arbitration Association then in effect, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

     d.  Successors and Assigns.  The rights and obligations of the Company
         ----------------------
under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. Vegh shall not be entitled to assign any of his rights or obligations under this Agreement.

     e.  Entire Agreement.  This Agreement together with the Stock Agreement and
         ----------------
the Proprietary Information and Inventions Agreement constitute the entire agreement between the parties with respect to the employment of Vegh. This Agreement can be amended or modified only in a writing signed by the Vegh and an authorized representative of the Company.

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Dated:  May 21, 1993    /s/ Gabriel B. Vegh
                        __________________________________________
                                        Gabriel B. Vegh


                         CARDIMA, INCORPORATED


Dated:  May 16, 1993    By: /s/ Joseph S. Lacob
                        _______________________________________
                        Joseph S. Lacob, Chairman of the Board

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